UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Fenton Main Street, Suite 300, Cary, NC	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2026, Heron Therapeutics, Inc. (the “Company”) received a written notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying it that the closing bid price of the Company’s common shares over a period of thirty (30) consecutive trading days was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) during the May 12, 2026 to June 24, 2026 period.

In accordance with applicable Nasdaq procedures, the Company has been provided a period of 180 calendar days, or until December 22, 2026, to cure the deficiency and regain compliance. The Notice states that if at any time during this compliance period the closing bid price of the Company’s common shares is at least $1.00 per share for a minimum of ten consecutive days, Nasdaq will provide the Company with written confirmation of compliance. Nasdaq may, in its discretion, require the Company to satisfy the minimum bid price requirement for a period in excess of ten consecutive business days, but generally no more than twenty consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. The Notice has no immediate impact on the listing or trading of the Company’s common shares, which will continue to be listed and trade on The Nasdaq Capital Market subject to the Company’s continued compliance with the other listing requirements of The Nasdaq Capital Market. The common shares of the Company will continue to trade under the symbol “HRTX”. The Company intends to monitor the closing share price for its common shares and explore available options to regain compliance.

In the event the Company does not regain compliance with the minimum bid price requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second 180 calendar day compliance period, by effecting a reverse stock split, if necessary. If it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Company may not be entitled to an additional 180 calendar day compliance period and Nasdaq will provide notice to the Company that its securities will be subject to delisting. If the Company is notified by Nasdaq that its securities are subject to delisting, the Company may appeal such determination to a Nasdaq Hearings Panel, but there can be no assurance that the Nasdaq staff would grant any request for continued listing. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement during the initial compliance period or any additional compliance period, or that the Company will otherwise maintain compliance with the other Nasdaq listing requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties. Examples of forward-looking statements include, among others, statements regarding whether the Company will meet the bid price requirement during any compliance period or otherwise in the future, the Company’s plans or options to regain compliance, whether the Company will otherwise continue to meet Nasdaq compliance standards, whether Nasdaq will grant the Company any relief from delisting as necessary and the ability for the common stock to remain listed on Nasdaq. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in the Company’s other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” The Company undertakes no obligation to update or revise these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: June 25, 2026	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer